UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2014

HPEV, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8875 Hidden River Pkwy, Suite 300 Tampa, Florida	33637
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 975-7567

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The disclosure set forth above below in Item 3.02 (Unregistered Sale of Equity Securities) is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sale of Equity Securities.

On February 5, 2014, HPEV, Inc. (the “Company”) completed the sale of $930,000 of units (the “Units”) in a private placement (the “Offering”) pursuant to subscription agreements (each a “Subscription Agreement”, and collectively, the “Subscription Agreements”) with 17 accredited investors (the “Investors”). Each Unit consists of shares of  the Company’s common stock priced at $0.45 per share (the “Common Stock”), and (ii) a five-year warrant to purchase up to the identical amount of shares of Common Stock purchased at an exercise price of $0.60 per share (each individually a “Warrant”, and collectively, the “Warrants”). The Warrants (and Placement Agent Warrants described below) contain a provision for cashless exercise.

A total of 2,066,668 shares of Common Stock were sold, and Warrants to purchase up to an additional 2,066,668 shares of Common Stock (the “Warrant Stock”) were issued to the Investors in the Offering.

The Company agreed to file a registration statement (the “Registration”) with the Securities and Exchange Commission (the “SEC”) within 45 days of closing for the Common Stock sold in the Offering and the Warrant Stock underlying the Warrants.

In connection with the Offering, the Company paid a placement agent fee of $74,400 to the “Placement Agent”, and issued a five-year warrant to the Placement Agent (the “Placement Agent Warrant”) to purchase up to an aggregate of 248,000 shares of Common Stock at an exercise price of $.60 per share pursuant to the placement agent agreement (“Placement Agreement”) with the Placement Agent. The warrants issued to the Placement Agent provide for cashless exercise and piggyback registration rights.

The form of Subscription Agreement and Warrant Agreement are filed herewith as exhibits 10.38. The foregoing summary descriptions of the Subscription Agreement and Warrant Agreement are qualified in their entirety by reference to the full texts of each such exhibit.

The Units, Common Stock, Warrants and Common Stock issuable upon exercise of the Warrants (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. These Securities may not be offered or sold by the investors in the United States in the absence of an effective registration statement or an applicable exemption from registration requirements.

The net proceeds of the Private Placement are expected to be used by the Company for general corporate purposes.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.38	Form of Subscription Agreement and Warrant Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HPEV INC.
(Registrant)

Date: February 10, 2014	By:	/s/ Timothy Hassett
Timothy Hassett
Chairman and CEO (Principal Executive Officer)

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